UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
January 28, 2009 (January 22, 2009)

BREITBURN ENERGY PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33055 (Commission File Number)	74-3169953 (I.R.S. Employer Identification No.)

515 South Flower Street, Suite 4800
Los Angeles, CA 90071
(Address of principal executive office)

(213) 225-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On January 27, 2009, BreitBurn Energy Partner L.P. (“BreitBurn”) issued a press release announcing the termination of selected crude oil and natural gas hedge contracts covering a portion of its expected production in 2011 and 2012 and the replacement of them with new hedge contracts for the same 2011 and 2012 volumes.

A copy of the press release is furnished and attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Partnership specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 8.01 Other Events.

On January 22 and 26, 2009, BreitBurn terminated selected crude oil and natural gas hedge contracts covering a portion of its expected production in 2011 and 2012 and replaced  them with new hedge contracts for the same 2011 and 2012 volumes.  The proceeds from the transactions were approximately $45.6 million.  Those proceeds will be used to reduce outstanding borrowings under BreitBurn’s credit facility.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of BreitBurn Energy Partners L.P. dated January 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

	By:	BreitBurn GP, LLC, its general partner

Date: January 28, 2009	By:	/s/ James G. Jackson
James G. Jackson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release of BreitBurn Energy Partners L.P. dated January 27, 2009.